Exhibit 99(e)(1)

ELECTION OF DIRECTORS

Biographical Information

K. Rupert Murdoch has been a Director of the Company since 1985, Chairman since 1992 and Chief Executive Officer of the Company since 1995. Mr. Murdoch has been Chairman of the Board of Directors of News Corporation since 1991, and Director and Chief Executive of News Corporation since its formation in 1979. Mr. Murdoch has served as a Director of News Limited, News Corporation’s principal subsidiary in Australia, since 1953, a Director of News International Limited, News Corporation’s principal subsidiary in the United Kingdom, since 1969, and a Director of News America Incorporated, News Corporation’s principal subsidiary in the United States (“NAI”), since 1973. Mr. Murdoch has served as a Director of STAR Group Limited (“STAR”) since 1993 and Chairman from 1993 to 1998 and as a Director of British Sky Broadcasting Group plc (“BSkyB”) since 1990 and Chairman since 1999. Mr. Murdoch has been a member of the Board of Directors of Gemstar-TV Guide International, Inc. (“Gemstar”) since 2001, Chairman of DIRECTV Group, Inc. (“DIRECTV”) since December 2003 and a director of China Netcom Group Corporation (Hong Kong) Limited since October 2004. Mr. Murdoch is Chairman of the Remuneration Committee.

Peter Chernin has been a Director and President and Chief Operating Officer of the Company since 1998. Mr. Chernin has been a Director, President and Chief Operating Officer of News Corporation and a Director, Chairman and Chief Executive Officer of NAI, since 1996. Mr. Chernin was Chairman and Chief Executive Officer of Fox Filmed Entertainment (“FFE”) from 1994 until 1996, Chairman of Twentieth Century Fox Film Corporation from 1992 until 1994 and President of Fox Broadcasting Company (“FOX”) from 1989 until 1992. Mr. Chernin served as a Director of TV Guide, Inc. from 1999 until 2000 and has served as a director of Gemstar since 2002. Mr. Chernin has served as a Director of DIRECTV since December 2003. Mr. Chernin is a member of the Remuneration Committee.

David F. DeVoe has been a Director of the Company since 1991 and Senior Executive Vice President and Chief Financial Officer of the Company since 1998. Mr. DeVoe has been a Director, Chief Financial Officer and Finance Director of News Corporation since 1990 and Senior Executive Vice President of News Corporation since 1996. Mr. DeVoe was an Executive Vice President of News Corporation from 1990 until 1996. Mr. DeVoe has been a Director of NAI since 1991 and a Senior Executive Vice President since 1998. Mr. DeVoe served as Executive Vice President of NAI from 1991 to 1998. Mr. DeVoe has been a Director of DIRECTV since December 2003, Gemstar since 2001, NDS Group plc since 1996, BSkyB since 1994 and STAR since 1993.

Arthur M. Siskind has been a Director and Senior Executive Vice President and General Counsel of the Company since 1998. Mr. Siskind has been a Director and Group General Counsel of News Corporation since 1991 and a Senior Executive Vice President of News Corporation since 1996. Mr. Siskind served as Executive Vice President of News Corporation from 1991 until 1996. Mr. Siskind has been a Director of NAI since 1991 and a Senior Executive Vice President since 1998. Mr. Siskind served as an Executive Vice President of NAI from 1991 to 1998. Mr. Siskind has been a Director of NDS Group plc since 1996, STAR since 1993 and BSkyB since 1992. Mr. Siskind has been a member of the Bar of the State of New York since 1962.

Lachlan K. Murdoch has been a Director of the Company since 2002. Mr. Murdoch has been a Director and President of Fox Television Stations since 2002 and Chairman since January 2004. Mr. Murdoch served as President of Fox Television Stations from 2002 until January 2004. Mr. Murdoch has been an Executive Director of News Corporation since 1996 and Deputy Chief Operating Officer since 2000. Mr. Murdoch served as a Senior Executive Vice President of News Corporation from 1999 until 2000.

Mr. Murdoch has been a Director of News Limited since 1995, Chairman since 1997 and served as Chief Executive from 1997 to 2000, Managing Director from 1996 until 1997 and Deputy Chief Executive from 1995 to 1996. Mr. Murdoch has served as Chairman of Queensland Press Limited since 1996 and a Director since 1994. Mr. Murdoch has been Deputy Chairman of STAR since 1995. Mr. Murdoch has been a Director of NDS Group plc since 2002, a Director of Gemstar since 2001 and a Director of FOXTEL Management since 1995.

Christos M. Cotsakos, Ph.D., has been a Director of the Company since 1999. Dr. Cotsakos has been a Managing Partner of Pennington Ventures, LLC since 1999. Dr. Cotsakos served as President, Chief Executive Officer and a Director of E*TRADE Group, Inc. from 1996 until 2003 and Chairman of its Board of Directors from 1998 until 2003. Prior to joining E*TRADE Group, Inc., he served as President, Co-Chief Executive Officer, Chief Operating Officer and a director of A.C. Nielsen, Inc. from 1995 to 1996, as President and Chief Executive Officer of Nielsen International from 1993 to 1995, and as President and Chief Operating Officer of Nielsen Europe, Middle East and Africa from 1992 to 1993. Dr. Cotsakos serves as Co-Chair of the Vietnam Veterans Memorial Fund. Dr. Cotsakos is Chairman of the Audit Committee.

Peter Powers has served as a Director of the Company since 2003. Mr. Powers has been President and Chief Executive Officer of Powers Global Strategies LLC, a strategic consulting firm based in New York and Washington, D.C. since 1998 and served as First Deputy Mayor of the City of New York from 1994 until 1996. Mr. Powers currently serves on the Board of Directors of NDS Group plc, as Chairman of that company’s Remuneration Committee and as a member of its Audit Committee. In addition, he is a member of the Boards of Directors of the Partnership for New York City, the Association for a Better New York, the Central Park Conservancy, Safe Horizon, NYC & Co. and International Steel Group Inc. Mr. Powers is a member of the Audit Committee.

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